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Exhibit 21.1

Subsidiary List
As of May 21, 2004

Name	State/Country of Formation
LIBERTY MEDIA INTERNATIONAL INC.
Access Comm Corporation	TX
Arena Television Pty Ltd.	NEW ZEALAND
Argentina GlobalCom, Inc.	DE
Artson System Pty Ltd.	AUSTRALIA
Associated SMR, Inc.	DE
Austar Entertainment Pty Ltd.	AUSTRALIA
Austar Satellite Pty Ltd.	AUSTRALIA
Austar Satellite Ventures Pty Ltd.	AUSTRALIA
Austar Services Pty Ltd.	AUSTRALIA
Austar United Broadband Pty Ltd.	AUSTRALIA
Austar United Communications Ltd.	AUSTRALIA
Austar United Holdco 1 Pty Ltd.	AUSTRALIA
Austar United Holdco 2 Pty Ltd.	AUSTRALIA
Austar United Licenceco Pty Ltd.	AUSTRALIA
Austar United Mobility Pty Ltd.	AUSTRALIA
BC Holdings, Inc.	CO
Century Programming Ventures Corp.	NV
Century United Programming Ventures Pty Ltd.	AUSTRALIA
Channel [v[Australia Pty Ltd.	NEW ZEALAND
Chippawa Pty Ltd.	AUSTRALIA
Com L.D., S.A. de C.V	MEXICO
Continental Century Pay TV Pty Ltd.	AUSTRALIA
CTV Pty Ltd.	AUSTRALIA
Dovevale Pty Ltd.	AUSTRALIA
Eisa Finance Pty Ltd.	AUSTRALIA
E-Mind S.A.
Enalur S.A.	CHILE
Enalur S.A.	URUGUAY
Europe Acquisition, Inc.	DE
Grupo Telefónico de México, S.A. de C.V.	MEXICO
HSN Direct International Limited	UK
HSN Direct Joint Venture	FL
Hunan Cable Television Corporation	CO
Ilona Investments Pty Ltd.	AUSTRALIA
Interactive Television Network, Inc.	CO
Inversiones United Latin America Ltda.	CHILE
Jacolyn Pty Ltd.	AUSTRALIA
Kidillia Pty Ltd.	AUSTRALIA
Latin America Media Distribution S.C.A.	URUGUAY
Liberty Belgium, Inc.	DE
Liberty Brasil DTH, LTDA.	BRAZIL
Liberty Brazil DTH, Inc,	CO
Liberty Cable Programme Partners, Inc.	CO
Liberty Cablevision Argentina, LLC	DE
Liberty Cablevision of Puerto Rico Ltd.	BERMUDA
Liberty Chile, Inc.	CO
Liberty CJR, Inc.	DE
Liberty Comunicaciones de Chile Uno Limitada	CHILE
Liberty CV, Inc.	DE
Liberty Europe, Inc.	CO
Liberty FA Holdings, Inc.	DE
Liberty Family Preferred, LLC	DE
Liberty Founders, Inc.	DE
Liberty Holdings Chile, Inc.	DE
Liberty Holdings Europe, Inc.	CO
Liberty Holdings Japan, Inc.	CO
Liberty Home Shop International, Inc.	CO
Liberty IFE, Inc.	CO
Liberty International Cable Management, Inc.	CO
Liberty International Chile, Inc.	DE
Liberty International DLA, Inc.	DE
Liberty International DTH, Inc.	CO
Liberty Ireland Funding, LLC	DE
Liberty Japan III, Inc.	DE
Liberty Japan MC, LLC	DE
Liberty Japan V, Inc.	DE
Liberty Jupiter Finance, Inc.	DE
Liberty Jupiter VOD, Inc.	DE
Liberty Latin Partners, Inc.	DE
Liberty Latin Programming Ltd.	CAYMAN ISLANDS
Liberty Media International Holdings, LLC.	DE
Liberty Media International Limited	UK
Liberty Media International, Inc.	DE
Liberty Mexico DTH, Inc.	CO
Liberty Movies Australia Pty. Limited	AUSTRALIA
Liberty Multicountry DTH, Inc.	CO
Liberty NC X, Inc.	DE
Liberty Pan American Sports, Inc.	DE
Liberty PCAG, Inc.	DE
Liberty Poland, Inc.	CO
Liberty PR, Inc.	DE
Liberty Programming Argentina, Inc.	DE
Liberty Programming Australia, Inc.	CO
Liberty Programming Japan II, LLC	DE
Liberty Programming Japan III, LLC	DE
Liberty Programming Japan, Inc.	DE
Liberty Programming South America, Inc.	DE
Liberty South America, SRL	ARGENTINA
Liberty TWSTY Bonds, Inc.	DE
Liberty UCOMA, LLC	DE
Liberty UGC II, LLC	DE
Liberty UK Radio, Inc.	CO
Liberty Uruguay, Inc.	DE
Liberty VIV II, Inc.	DE
LMC Radio Ltd.	UK
LMI AISA, LLC	DE
LMI DTH Bonds, Inc.	DE
LMI DTH Techco Notes, Inc.	DE
LMI Programming South America S.A.	URUGUAY
LMI TYC Note, Inc.	DE
Max Television Pty Ltd.	NEW ZEALAND
Minorite Pty Ltd.	AUSTRALIA
Multitel S.A.	BOLIVIA
Navarre Finance LTD.	BVI
New Omega, Inc.	DE
Old UGC, Inc.	DE
Operadora Protel, S.A. de C.V.	MEXICO
Peru GlobalCom SA	PERU
Pramer S.C.A.	ARGENTINA
Protel I-Next, S.A. de C.V.	MEXICO
Quest Television Pty Ltd.	NEW ZEALAND
RapiX Tecnologia e Internet Ltda.	BRAZIL
Research Enterprises, Inc.	CO
Saturn (NZ) Holding Company Pty Ltd.	AUSTRALIA
Societe Francaise des Communications et du Cable SA	FRANCE
Star Global Com S.A.	PERU
STV Pty Ltd.	AUSTRALIA
Telefenua SA	FRENCH POLYNESIA
Teleweb S.A.	PARAGUAY
The Country Music Channel Pty Ltd.	AUSTRALIA
The Lifestyle Channel Pty Ltd.	NEW ZEALAND
The Weather Channel Australia Pty Ltd.	AUSTRALIA
TV Show Brasil	BRAZIL
TVSN Interactive Pty Ltd.	AUSTRALIA
UAP Australia Programming Pty Ltd.	AUSTRALIA
UCOM Latin America Finance, Inc.	CAYMAN ISLANDS
UGC Europe, Inc.	DE
UGC Properties, Inc.	CO
UGC/SPCo.	DE
UGC/SPCo.	DE
UGCH Finance Inc.	CO
UIH Asia Investment Co.	CO
UIH Asia Ltd. (LP)	CO
UIH China Holdings, Inc.	CO
UIH Middle East, Inc.	CO
UIH Philippines Holdings, Inc.	CO
UIH Venezuela, Inc.	CO
UIH-SFCC Holdings L.P.	CO
UIH-SFCC II, Inc.	CO
UIH-SFCC LP	CO
UIM Aircraft, Inc.	CO
United ACM Holdings Inc.	DE
United Artists (Learning Channel) Ltd.	UK
United Artists, B.V.	NETHERLANDS
United Asia/Pacific Communications, Inc.	DE
United AUN, Inc.	CO
United Austar Transponder, Inc.	CO
United Bond Holdings Inc.	DE
United Brazil, Inc.	CO
United Chile Ventures Inc.	CAYMAN ISLANDS
United Chile, Inc.	CO
United CMH Holdings Inc.	DE
United Communications Finance, Inc.	CO
United DLA Holdings Inc.	DE
United El Salvador, inc.	CO
United Internet, Inc.	CO
United Japan, Inc.	CO
United Latin America Holdings, Inc.	CO
United Latin America Management, Inc.	CO
United Latin America Programming, Inc.	CO
United Latin America Ventures Inc.	CAYMAN ISLANDS
United Latin America, Inc.	CO
United Management, Inc.	CO
United Mexico Resources, Inc.	CO
United Mexico Ventures, Inc.	CO
United Mexico, Inc.	CO
United Pan-Europe Communications N.V. (subsidiaries not listed)	NETHERLANDS
United Peru, Inc.	CO
United Programming Argentina Inc.	DE
United Programming, Inc.	CO
United UAP, Inc.	CO
United UK, Inc.	CO
United UPC Bonds LLC	DE
UnitedGlobalCom do Brasil Telecomunica coes Ltd.	BRAZIL
UnitedGlobalCom Europe B.V.	NETHERLANDS
UnitedGlobalCom, Inc.	DE
UPCH, LLC	DE
VTR Banda Ancha S.A.	CHILE
VTR Galaxy S.A.	CHILE
VTR Global Carrier S.A.	CHILE
VTR GlobalCom S.A.	CHILE
VTR Ingenieria S.A.	CHILE
VTR Net S.A.	CHILE
Windytide Pty Ltd.	AUSTRALIA
Wollongong/Microwave Pty Ltd.	AUSTRALIA
XYZ Entertainment Pty Ltd.	AUSTRALIA
XYZ Programming Pty Ltd.	NEW ZEALAND

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Subsidiary List As of May 21, 2004